UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  July 10, 2007
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA (State or Other Jurisdiction of Incorporation)	1-14131 (Commission File Number)	23-2472830 (I.R.S. Employer Identification No.)

88 Sidney Street Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)
Registrant’s telephone number, including area code:  (617) 494-0171
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
EX-16.1 Letter from Deloitte & Touche LLP

Item 4.01 Changes in Registrant’s Certifying Accountant.
     On July 10, 2007, Alkermes, Inc. (“Alkermes” or the “Company”) engaged PricewaterhouseCoopers LLP as its new independent registered public accounting firm beginning with the review of the financial statements to be included in Alkermes’ quarterly report on Form 10-Q for the quarter ended June 30, 2007.
     Prior to the engagement of PricewaterhouseCoopers, neither Alkermes nor anyone on behalf of Alkermes consulted with PricewaterhouseCoopers during Alkermes’ two most recent fiscal years and through July 10, 2007 in any manner regarding either: (A) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Alkermes’ financial statements; or (B) any matter that was the subject of either a disagreement or a reportable event (as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).
     On July 10, 2007, Alkermes dismissed Deloitte & Touche LLP (“D&T”) as Alkermes’ independent registered public accounting firm. The decision to dismiss D&T was approved by the Audit Committee of the Board of Directors of Alkermes.
     The reports of D&T on the financial statements of Alkermes included in the Company’s annual report on Form 10-K/A for the year ended March 31, 2006 and included in the Company’s annual report on Form 10-K for the year ended March 31, 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that D&T’s report on the financial statements included in the Company’s annual report on Form 10-K/A for the year ended March 31, 2006 included explanatory paragraphs related to the restatement of the financial statements for the correction of an error and the adoption of the provisions of Derivatives Implementation Group Issue B-39, and D&T’s report on the financial statements included in the Company’s annual report on Form 10-K for the year ended March 31, 2007 included an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 123(R) effective April 1, 2006.
     During the years ended March 31, 2007 and 2006, and through July 10, 2007, there have been no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference thereto in its reports on the financial statements of Alkermes for such years.
     During the years ended March 31, 2007 and 2006, and through July 10, 2007, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as described below.
     As previously reported in Alkermes’ Annual Report on Form 10-K/A for the year ended March 31, 2006 filed on August 14, 2006, Alkermes concluded that errors that led to the restatement of its financial statements for the years ended March 31, 2006, 2005, 2004, 2003, 2002 and 2001 resulted from inadequate internal control over the accounting for its stock option programs. Alkermes identified a material weakness in its internal control over financial reporting related to stock option granting practices and the related accounting in periods ending prior to August 2006. Because of the effect of the material weakness, D&T issued an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of March 31, 2006.
     Alkermes has furnished a copy of the above disclosures to D&T and has requested that D&T furnish Alkermes with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above disclosures. A copy of such letter is attached as Exhibit 16.1 to this Current Report on Form 8-K.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On July 10, 2007, Dr. Paul Schimmel, a Director of the Company whose term is scheduled to expire at the Company’s 2007 Annual Meeting of Shareholders, informed the Company of his intention not to stand for re-election to the Board of Directors and to retire from the Board of Directors and from any Committee of the Board of Directors on which he serves, effective at the conclusion of the 2007 Annual Meeting of Shareholders. Dr. Schimmel has been a Director of the Company since 1987 and currently serves on the Compensation Committee. The Board of Directors would like to express its gratitude and appreciation for the wealth of experience and integrity with which Mr. Schimmel carried out his duties as director.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated July 13, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: July 13, 2007	By:	/s/ James M. Frates
James M. Frates
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated July 13, 2007